PayPal

PAYPAL HOLDINGS, INC. (NASDAQ: PYPL)

Fourth Quarter and Full Year 2020 Results

San Jose, California | February 3, 2021

Q4'20: Outstanding finish to a record year

- Total Payment Volume (TPV) of $277 billion, growing 39%, and 36% on an FX-neutral basis (FXN); revenue of $6.12 billion, growing 23% on a spot and FXN basis
- GAAP EPS of $1.32, up 208% and non-GAAP EPS of $1.08, up 29%
- Added 16.0 million Net New Active Accounts (NNAs)

FY'20: Strongest performance in PayPal's history

- TPV of $936 billion, growing 31% on a spot and FXN basis; revenue of $21.45 billion, growing 21%, and 22% FXN
- GAAP EPS of $3.54, up 71% and non-GAAP EPS of $3.88, up 31%
- ~$5.9 billion in Operating Cash Flow and ~$5.0 billion in Free Cash Flow
- Added 72.7 million NNAs

FY'21: Expect ongoing momentum with strong TPV growth and NNAs

- TPV expected to grow in the high 20's on a percentage basis for the year
- Revenue expected to grow ~19% at current spot rates and ~17% on an FXN basis, to approximately ~$25.5 billion
- GAAP EPS is expected to be ~$3.20, compared to $3.54 in FY'20, which benefitted from ~$1.24 in net gains on strategic investments; non-GAAP EPS is expected to grow ~17%
- ~50 million NNAs expected to be added to PayPal's platform in FY'21

Q4 and FY'20 Highlights

		Q4'20		FY'20	
		USD $	YoY Change	USD $	YoY Change
GAAP	Net Revenues	$6.12B	23%*	$21.45B	22%*
GAAP	Operating Income	$963M	21%	$3.29B	21%
GAAP	EPS	$1.32	208%	$3.54	71%
Non-GAAP	Operating Income	$1.51B	29%	$5.39B	30%
Non-GAAP	EPS	$1.08	29%	$3.88	31%

* On an FXN basis

"PayPal delivered record performance in 2020 as businesses of all sizes have digitized in the wake of the pandemic. In this historic year, we released more products than ever before and have dramatically scaled our acceptance worldwide, giving our 377 million consumer and merchant accounts even more reasons to use our platform."

Dan Schulman
President and CEO

Q4/FY 2020 Results 2

Q4'20 Key Operating and Financial Metrics


Net New Active Accounts
+72%
9.3M
16.0M
Q4'19
Q4'20
Total Payment Volume
+36%[1]
$199B
$277B
Q4'19
Q4'20
Net Revenues
+23%[1]
$4.96B
$6.12B
Q4'19
Q4'20
GAAP / Non-GAAP EPS[2]
GAAP
+208%
$0.43
$1.32
Q4'19
Q4'20
Non-GAAP
+29%
$0.83
$1.08
Q4'19
Q4'20
Operating Cash Flow / Free Cash Flow[2,3]
Operating Cash Flow
+46%
$922M
$1.35B
Q4'19
Q4'20
Free Cash Flow
+50%
$748M
$1.12B
Q4'19
Q4'20

FY'20 Key Operating and Financial Metrics


Net New Active Accounts
+95%
37.3M
72.7M[4]
FY'19
FY'20
Total Payment Volume
+31%[1]
$712B
$936B
FY'19
FY'20
Net Revenues
+22%[1]
$17.77B
$21.45B
FY'19
FY'20
GAAP / Non-GAAP EPS[2]
GAAP
+71%
$2.07
$3.54
FY'19
FY'20
Non-GAAP
+31%
$2.96
$3.88
FY'19
FY'20
Operating Cash Flow / Free Cash Flow[2,3]
Operating Cash Flow
+44%
$4.07B
$5.85B
FY'19
FY'20
Free Cash Flow
+48%
$3.37B
$4.99B
FY'19
FY'20

1. On an FXN basis 2. For a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section titled "Non-GAAP Measures of Financial Performance" and the subsequent tables at the end of this press release 3. Beginning with the fourth quarter of 2020, we reclassified certain cash flows related to customer balances from (i) cash flows from operating activities to (ii) cash flows from investing activities and cash flows from financing activities within the condensed consolidated statements of cash flows. See the section titled "Cash Flow Reclassification" at the end of this press release for further details 4. FY'20 NNAs include a one-time addition of 10.2M accounts in January 2020 from the acquisition of Honey

Q4/FY 2020 Results 3

Financial Highlights

Q4'20: Sustained revenue and earnings growth

- Revenue of $6.12 billion; growing 23% on a spot and FXN basis.
- GAAP operating margin of 15.7%, declining 36 basis points; non-GAAP operating margin of 24.7%, expanding 104 basis points.
- GAAP EPS of $1.32, up 208%; non-GAAP EPS of $1.08, up 29%; GAAP EPS includes a net gain of $0.60 on strategic investments.

FY'20: Revenue and earnings acceleration

- Revenue of $21.45 billion; growing 21% on a spot basis and 22% FXN.
- GAAP operating margin of 15.3%, in-line with the prior year; non-GAAP operating margin of 25.1%, expanding 187 basis points.
- GAAP EPS of $3.54 up 71%; non-GAAP EPS of $3.88, up 31%; GAAP EPS includes a net gain of ~$1.24 on strategic investments.

> "2020 was a pivotal year for PayPal and the broader payments ecosystem. We have just completed the strongest year in our history and have entered 2021 energized by a greater sense of purpose and ready to build on our momentum."
>
> John Rainey
> **CFO and EVP**
> **Global Customer Operations**

Operating Highlights

Q4'20: Continued momentum with double-digit account growth

- 16.0 million NNAs added, bringing total active accounts to 377 million, up 24%.
- 4.4 billion payment transactions, up 27%.
- $277 billion in TPV, up 39% on a spot basis and 36% FXN.
  - Merchant Services volume grew 42% on a spot basis and 40% FXN, and represented 94% of TPV.
  - Venmo processed approximately $47 billion in TPV, growing 60%.

FY'20: Record growth in NNAs and TPV

- 72.7 million NNAs added, bringing total active accounts to 377 million accounts, up 24%.
- 15.4 billion payment transactions, up 25%.
- $936 billion in TPV, up 31% on a spot and FXN basis.
  - Merchant Services volume grew 33% on a spot and FXN basis.
  - Venmo processed approximately $159 billion in TPV, growing 56%.
- 40.9 payment transactions per active account on a trailing twelve months basis, growing 1%. Adjusting for the acquisition of Honey in January 2020, 42.7 payment transactions per active account on a trailing twelve months basis, up 5%.

Jenny Preuss and David Marocki, owners of Hamburg, Germany-based flower shop Morgentau, were forced to reach customers in new ways during the pandemic and turned to PayPal QR codes for safe, touch-free payments at their brick-and-mortar store.


PayPal
MORGENTAU

Q 4 / F Y 2 0 2 0 R esu lts 4 Balance Sheet and Liquidity Strong balance sheet growth and cash-flow generation • PayPal’s cash, cash equivalents, and investments totaled $19.2 billion as of December 31, 2020. • PayPal’s debt totaled $8.9 billion as of December 31, 2020. • In Q4’20, PayPal generated cash flow from operations of $1.35 billion, increasing 46%, and free cash flow of $1.12 billion, increasing 50%. In FY’20, PayPal has generated cash flow from operations of $5.85 billion, growing 44%, and free cash flow of $4.99 billion, growing 48%. • In Q4’20, PayPal repurchased approximately 1.3 million shares of common stock, returning $265 million to stockholders. Advancing our digital wallet and merchant value proposition • PayPal introduced a new Cash a Check feature, enabling Venmo users to access a quick, easy and secure way to cash paper checks. The new feature allows select Venmo customers to cash checks directly from the Venmo app. • PayPal launched QR code payments in iZettle’s point of sale app, allowing small businesses across the UK - from retailers to florists and cafes - to accept safe and secure touch-free payments from customers. • Xoom, PayPal’s money transfer service, introduced secure and convenient money transfers directly to mobile wallets in 12 key markets across Africa with a focus on the underbanked segment - with plans to include more markets in 2021. • CVS Pharmacy implemented touch-free checkout using PayPal and Venmo QR codes at 8,200 standalone retail locations. • Approximately 600,000 merchants now accept PayPal and Venmo QR codes. Strategic Initiatives and Business Updates Innovating at Scale in 2020 Crypto Buy, Hold, Sell 10•20 Buy Now, Pay Later 08•20 Venmo Credit Card 10•20 QR Code Checkout 05•20 Paycheck Protection Program Participation 04•20 Enhanced Giving Platform 11•20 iZettle QR Code Payments in UK 12•20 Xoom Direct Transfers to Bank Accounts and Debit Cards 11•20 Stimulus Check Direct Deposit 04•20

Q4/FY 2020 Results 5

Q4'20 Financial and Operating Highlights

Presented in millions, except per share data and percentages	Q4 2020	Q4 2019	YoY Growth		FXN YoY Growth
Total Payment Volume (TPV)	$277,072	$199,404	$77,668	39%	36%
GAAP					
Net revenues	$6,116	$4,961	$1,155	23%	23%
Operating margin	15.7%	16.1%	**	(36bps)	N/A
Effective tax rate	15.7%	40.6%	**	(24.9pts)	N/A
Net income	$1,567	$507	$1,060	209%	N/A
Earnings per diluted share	$1.32	$0.43	$0.89	208%	N/A
Net cash provided by operating activities[1]	$1,347	$922	$425	46%	N/A
Non-GAAP					
Net revenues	$6,116	$4,961	$1,155	23%	23%
Operating margin	24.7%	23.6%	**	104bps	N/A
Effective tax rate	12.6%	17.0%	**	(4.4pts)	N/A
Net income	$1,281	$988	$293	30%	N/A
Earnings per diluted share	$1.08	$0.83	$0.25	29%	N/A
Free cash flow[1]	$1,121	$748	$373	50%	N/A

1. Beginning with the fourth quarter of 2020, we reclassified certain cash flows related to customer balances from (i) cash flows from operating activities to (ii) cash flows from investing activities and cash flows from financing activities within the condensed consolidated statements of cash flows. See the section titled "Cash Flow Reclassification" at the end of this press release for further details.

** Not meaningful

Q 4 / F Y 2 0 2 0 R esu lts 6 Q1’21 Revenue and Earnings Guidance • PayPal expects revenue to grow ~28% at current spot rates and ~26% on an FXN basis. • PayPal expects GAAP earnings per diluted share of ~$0.70, compared to $0.07 in the prior year period, and for non-GAAP earnings per diluted share to grow ~50%. • In the first quarter of 2020, GAAP EPS included a net unrealized loss of $0.07 on strategic investments, and an approximate $0.22 of negative impact from taxes primarily related to the acquisition of Honey. • In the first quarter of 2020, GAAP and non-GAAP EPS included $0.17 of negative impact from increased credit loss reserves due to macroeconomic projections. • Estimated non-GAAP amounts for the three months ending March 31, 2021 reflect adjustments of approximately $590 million, including estimated stock-based compensation expense and related payroll taxes of approximately $440 million. FY’21 Revenue and Earnings Guidance • PayPal expects TPV to grow in the high 20’s on a percentage basis. • PayPal expects revenue to grow ~19% at current spot rates and ~17% on an FXN basis, to approximately ~$25.5 billion. • PayPal expects GAAP earnings per diluted share to be ~$3.20, compared to $3.54 in FY’20, and for non-GAAP earnings per diluted share to grow ~17%. • In 2020, GAAP earnings per diluted share included approximately $1.24 of net gains on strategic investments. • Estimated non-GAAP amounts for the twelve months ending December 31, 2021 reflect adjustments of approximately $2.17 billion, including estimated stock-based compensation expense and related payroll taxes of approximately $1.62 billion. Financial Guidance Upcoming Virtual Investor Day PayPal Holdings, Inc. will host a virtual investor day to discuss our business and medium-term outlook on Thursday, February 11, 2021 from 8:30 a.m. to 12:00 p.m. Pacific Time. A webcast of the event can be accessed through the company’s Investor Relations website at https://investor.pypl.com. In addition, an archive of the webcast will be accessible for up to a year. Conference Call and Webcast PayPal Holdings, Inc. will host a conference call to discuss fourth quarter and full year 2020 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the company’s Investor Relations website at https://investor.pypl.com. In addition, an archive of the webcast will be accessible for 90 days through the same link. Please see “Non-GAAP Financial Measures” and “Non-GAAP Measures of Financial Performance” for important additional information.

Q 4 / F Y 2 0 2 0 R esu lts 7 Presentation All growth rates represent year-over-year comparisons, except as otherwise noted. FXN results are calculated by translating the current period local currency results by the prior period exchange rate. FXN growth rates are calculated by comparing the current period FXN results with the prior period results, excluding the impact from hedging activities. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided. Non-GAAP Financial Measures This press release includes financial measures defined as “non-GAAP financial measures” by the SEC including: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, free cash flow, and adjusted free cash flow. For an explanation of the foregoing non-GAAP measures, please see “Non-GAAP Measures of Financial Performance” included in this press release. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow.” Forward-Looking Statements This press release contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations, and plans of PayPal Holdings, Inc. and its consolidated subsidiaries that reflect PayPal’s current projections and forecasts. Forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” and other similar expressions. Forward-looking statements may include, but are not limited to, statements regarding guidance and projected financial results for the first quarter and full year 2021, impact and timing of acquisitions, and projected future growth of PayPal’s businesses. Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release, and are inherently subject to numerous risks and uncertainties. Accordingly, our actual results could differ materially from those estimated or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the impact of the COVID-19 pandemic, natural disasters or other business interruptions on our business and financial condition, as well as our customers, suppliers, vendors and other business partners; the effect of global and regional political, economic, market, trade and related conditions that affect payments or commerce growth; our ability to compete in markets that are highly competitive and subject to rapid technological change, and to develop new or enhanced products and services on a timely basis; cyberattacks and security vulnerabilities in our products and services and associated impacts; the stability, security and performance of our Payments Platform and Honey Platform; regulatory, antitrust, payment card association-related and other risks specific to our business, products and services; our ability to detect and prevent fraud; the impact of complex and changing laws and regulations worldwide, which expose us to potential liabilities, increased costs, and other adverse effects on our business, our ability to manage regulatory and litigation risks, and the outcome of legal and regulatory proceedings; fluctuations in foreign currency exchange rates; changes in tax rates and exposure to additional tax liabilities; changes to our capital allocation, management of operating cash or incurrence of indebtedness; our ability to timely upgrade and develop our technology systems, infrastructure and customer service capabilities; our ability to successfully identify, manage, and integrate any existing and potential acquisitions; and our ability to attract, hire, and retain highly qualified personnel. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or contemplated after the date hereof. More information about factors that could adversely affect PayPal’s results of operations, financial condition and prospects or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the

Q 4 / F Y 2 0 2 0 R esu lts 8 Investor Relations Contacts Gabrielle Rabinovitch grabinovitch@paypal.com Jesse Kreger jkreger@paypal.com © 1999-2021 PayPal Holdings, Inc. All rights reserved. Other company and product names may be trademarks of their respective owners. Media Relations Contacts Amanda Miller amandacmiller@paypal.com Josh Criscoe jcriscoe@paypal.com captions “Risk Factors”, “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PayPal’s annual report on Form 10-K, a copy of which may be obtained by visiting PayPal’s Investor Relations website at https://investor.pypl.com or the SEC’s website at www.sec.gov. All information in this press release is as of February 3, 2021. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward-looking statements. Disclosure Channels PayPal Holdings, Inc. uses its Investor Relations website (https://investor.pypl.com), the PayPal Newsroom (https://newsroom. paypal-corp.com/), Twitter handles (@PayPal and @PayPalNews), LinkedIn page (https://www.linkedin.com/company/paypal), Facebook page (https://www.facebook.com/PayPalUSA/), YouTube channel (https://www.youtube.com/paypal), Dan Schulman’s LinkedIn profile (https://www.linkedin.com/ in/dan-schulman/), John Rainey’s LinkedIn profile (www.linkedin.com/in/john- rainey-pypl), Dan Schulman’s Facebook page (https://www.facebook.com/DanSchulmanPayPal/) and Dan Schulman’s Instagram page (https://www.instagram.com/dan_schulman/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to PayPal’s press releases, filings with the Securities and Exchange Commission (“SEC”), public conference calls, and webcasts.

Q4/FY 2020 Results 9

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
	(In millions, except par value)	
ASSETS		
Current assets:		
Cash and cash equivalents	$ 4,794	$ 7,349
Short-term investments	8,289	3,412
Accounts receivable, net	577	435
Loans and interest receivable, net	2,769	3,972
Funds receivable and customer accounts	33,418	22,527
Prepaid expenses and other current assets	1,148	800
Total current assets	50,995	38,495
Long-term investments	6,089	2,863
Property and equipment, net	1,807	1,693
Goodwill	9,135	6,212
Intangible assets, net	1,048	778
Other assets	1,305	1,292
Total assets	$ 70,379	$ 51,333
LIABILITIES AND EQUITY		
Current liabilities:		
Accounts payable	$ 252	$ 232
Funds payable and amounts due to customers	35,418	24,527
Accrued expenses and other current liabilities	2,648	2,087
Income taxes payable	129	73
Total current liabilities	38,447	26,919
Deferred tax liability and other long-term liabilities	2,930	2,520
Long-term debt	8,939	4,965
Total liabilities	50,316	34,404
Equity:		
Common stock, $0.0001 par value; 4,000 shares authorized; 1,172 and 1,173 shares outstanding as of December 31, 2020 and December 31, 2019, respectively	—	—
Preferred stock, $0.0001 par value; 100 shares authorized, unissued	—	—
Treasury stock at cost, 117 and 105 shares as of December 31, 2020 and December 31, 2019, respectively	(8,507)	(6,872)
Additional paid-in-capital	16,644	15,588
Retained earnings	12,366	8,342
Accumulated other comprehensive income (loss)	(484)	(173)
Total PayPal Stockholders' equity	20,019	16,885
Noncontrolling interest	44	44
Total equity	20,063	16,929
Total liabilities and equity	$ 70,379	$ 51,333

Q4/FY 2020 Results 10

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
	(In millions, except per share data)			
Net revenues	$ 6,116	$ 4,961	$ 21,454	$ 17,772
Operating expenses:				
Transaction expense	2,330	1,913	7,934	6,790
Transaction and credit losses	366	381	1,741	1,380
Customer support and operations[(1)]	507	438	1,778	1,615
Sales and marketing [(1)]	605	400	1,861	1,401
Technology and development [(1)]	732	558	2,642	2,085
General and administrative [(1)]	569	472	2,070	1,711
Restructuring and other charges	44	—	139	71
Total operating expenses	5,153	4,162	18,165	15,053
Operating income	963	799	3,289	2,719
Other income (expense), net	896	55	1,776	279
Income before income taxes	1,859	854	5,065	2,998
Income tax expense	292	347	863	539
Net income	$ 1,567	$ 507	$ 4,202	$ 2,459
Net income per share:				
Basic	$ 1.34	$ 0.43	$ 3.58	$ 2.09
Diluted	$ 1.32	$ 0.43	$ 3.54	$ 2.07
Weighted average shares:				
Basic	1,172	1,174	1,173	1,174
Diluted	1,191	1,187	1,187	1,188
[(1)] Includes stock-based compensation as follows:				
Customer support and operations	71	54	250	198
Sales and marketing	41	32	172	127
Technology and development	145	128	529	420
General and administrative	130	79	460	305
	$ 387	$ 293	$ 1,411	$ 1,050

Q4/FY 2020 Results 11

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
	(In millions)			
Cash flows from operating activities[1]:				
Net income	$ 1,567	$ 507	$ 4,202	$ 2,459
Adjustments to reconcile net income to net cash provided by operating activities:				
Transaction and credit losses	366	381	1,741	1,380
Depreciation and amortization	301	227	1,189	912
Stock-based compensation	377	285	1,376	1,021
Deferred income taxes	171	(147)	165	(269)
Net gains on strategic investments	(941)	(38)	(1,914)	(208)
Other	37	(19)	47	(149)
Changes in assets and liabilities:				
Accounts receivable	(107)	(17)	(100)	(120)
Changes in loans and interest receivable held for sale, net	—	—	—	4
Accounts payable	89	55	(4)	4
Income taxes payable	(115)	(7)	(230)	(40)
Other assets and liabilities	(398)	(305)	(618)	(923)
Net cash provided by operating activities	1,347	922	5,854	4,071
Cash flows from investing activities[1]:				
Purchases of property and equipment	(226)	(174)	(866)	(704)
Proceeds from sales of property and equipment	—	—	120	17
Changes in principal loans receivable, net	(229)	(520)	294	(1,631)
Purchases of investments	(13,180)	(8,073)	(41,513)	(27,881)
Maturities and sales of investments	11,175	7,488	30,908	24,878
Acquisitions, net of cash and restricted cash acquired	—	(70)	(3,609)	(70)
Funds receivable	(474)	1,016	(1,552)	(351)
Net cash used in investing activities	(2,934)	(333)	(16,218)	(5,742)
Cash flows from financing activities[1]:				
Proceeds from issuance of common stock	65	60	137	138
Purchases of treasury stock	(265)	(305)	(1,635)	(1,411)
Tax withholdings related to net share settlements of equity awards	(58)	(31)	(521)	(504)
Borrowings under financing arrangements	—	—	6,966	5,471
Repayments under financing arrangements	—	(7)	(3,000)	(2,516)
Funds payable and amounts due to customers	2,657	410	10,597	3,009
Other financing activities	(37)	—	(52)	—
Net cash provided by financing activities	2,362	127	12,492	4,187
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	143	43	169	(6)
Net change in cash, cash equivalents, and restricted cash	918	759	2,297	2,510
Cash, cash equivalents, and restricted cash at beginning of period	17,122	14,984	15,743	13,233
Cash, cash equivalents, and restricted cash at end of period	$ 18,040	$ 15,743	$ 18,040	$ 15,743
Supplemental cash flow disclosures:				
Cash paid for interest	$ 99	$ 2	$ 190	$ 78
Cash paid for income taxes, net	$ 121	$ 445	$ 565	$ 665

[1] Beginning with the fourth quarter of 2020, we reclassified certain cash flows related to customer balances from cash flows from operating activities to cash flows from investing activities and cash flows from financing activities within the condensed consolidated statements of cash flows. See the section titled "Cash Flow Reclassification" for further details.

Q4/FY 2020 Results 12

PayPal Holdings, Inc.
Unaudited Summary of Consolidated Net Revenues

Our revenues are classified into the following two categories:

- *Transaction revenues*: Net fees charged to merchants and consumers on a transaction basis primarily based on the volume of activity, or Total Payment Volume ("TPV"), completed on our Payments Platform, including our core PayPal, PayPal Credit, Braintree, Venmo, Xoom, iZettle, and Hyperwallet products and services. We earn additional fees on transactions where we perform currency conversion, when we enable cross-border transactions (i.e., transactions where the merchant and consumer are in different countries), to facilitate the instant transfer of funds for our customers from their PayPal or Venmo account to their debit card or bank account, and other miscellaneous fees.

- *Revenues from other value added services*: Net revenues derived primarily from revenue earned through partnerships, referral fees, subscription fees, gateway fees, and other services we provide to our merchants and consumers. We also earn revenues from interest and fees earned primarily on our portfolio of loans receivable, and interest earned on certain assets underlying customer balances.

Net Revenues by Type	Three Months Ended				
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(In millions, except percentages)				
Transaction revenues	$ 5,682	$ 5,076	$ 4,945	$ 4,215	$ 4,535
Current quarter vs prior quarter	12 %	3 %	17 %	(7)%	15 %
Current quarter vs prior year quarter	25 %	28 %	28 %	13 %	18 %
Percentage of total	93 %	93 %	94 %	91 %	91 %
Revenues from other value added services	434	383	316	403	426
Current quarter vs prior quarter	13 %	21 %	(22)%	(5)%	1 %
Current quarter vs prior year quarter	2 %	(9)%	(26)%	2 %	14 %
Percentage of total	7 %	7 %	6 %	9 %	9 %
Total net revenues	$ 6,116	$ 5,459	$ 5,261	$ 4,618	$ 4,961
Current quarter vs prior quarter	12 %	4 %	14 %	(7)%	13 %
Current quarter vs prior year quarter	23 %	25 %	22 %	12 %	17 %

Net Revenues by Geography	Three Months Ended				
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(In millions, except percentages)				
U.S. net revenues	$ 3,073	$ 2,820	$ 2,651	$ 2,469	$ 2,606
Current quarter vs prior quarter	9 %	6 %	7 %	(5)%	12 %
Current quarter vs prior year quarter	18 %	21 %	15 %	13 %	19 %
Percentage of total	50 %	52 %	50 %	53 %	53 %
International net revenues	3,043	2,639	2,610	2,149	2,355
Current quarter vs prior quarter	15 %	1 %	21 %	(9)%	15 %
Current quarter vs prior year quarter	29 %	29 %	30 %	11 %	16 %
(FXN) Current quarter vs prior year quarter	29 %	30 %	36 %	14 %	17 %
Percentage of total	50 %	48 %	50 %	47 %	47 %
Total net revenues	$ 6,116	$ 5,459	$ 5,261	$ 4,618	$ 4,961
Current quarter vs prior quarter	12 %	4 %	14 %	(7)%	13 %
Current quarter vs prior year quarter	23 %	25 %	22 %	12 %	17 %
(FXN) Current quarter vs prior year quarter	23 %	25 %	25 %	13 %	18 %

Q4/FY 2020 Results 13

PayPal Holdings, Inc.
Unaudited Supplemental Operating Data

	Three Months Ended				
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(In millions, except percentages)				
Active accounts[1]	377	361	346	325	305
Current quarter vs prior quarter	*4 %*	*4 %*	*7 %*	*7 %*	*3 %*
Current quarter vs prior year quarter	*24 %*	*22 %*	*21 %*	*17 %*	*14 %*
Number of payment transactions[2]	4,408	4,013	3,742	3,261	3,461
Current quarter vs prior quarter	*10 %*	*7 %*	*15 %*	*(6)%*	*12 %*
Current quarter vs prior year quarter	*27 %*	*30 %*	*26 %*	*15 %*	*21 %*
Payment transactions per active account[3]	40.9	40.1	39.2	39.4	40.6
Current quarter vs prior quarter	*2 %*	*2 %*	*(1)%*	*(3)%*	*2 %*
Current quarter vs prior year quarter	*1 %*	*1 %*	*— %*	*4 %*	*10 %*
Total Payment Volume[4]	$ 277,072	$ 246,691	$ 221,731	$ 190,567	$ 199,404
Current quarter vs prior quarter	*12 %*	*11 %*	*16 %*	*(4)%*	*12 %*
Current quarter vs prior year quarter	*39 %*	*38 %*	*29 %*	*18 %*	*22 %*
(FXN) Current quarter vs prior year quarter	*36 %*	*36 %*	*30 %*	*19 %*	*22 %*
Transaction Expense Rate[5]	0.84 %	0.82 %	0.83 %	0.91 %	0.96 %
Transaction and Credit Loss Rate[6]	0.13 %	0.14 %	0.20 %	0.31 %	0.19 %
Transaction Margin[7]	55.9 %	56.7 %	56.6 %	49.5 %	53.8 %

Amounts in the table are rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(1) An active account is an account registered directly with PayPal or a platform access partner that has completed a transaction on our Payments Platform or through our Honey Platform, not including gateway-exclusive transactions, within the past 12 months.

(2) Number of payment transactions are the total number of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(3) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12-month period, divided by active accounts at the end of the period.

(4) Total Payment Volume (TPV) is the value of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(5) Transaction expense rate is calculated by dividing transaction expense by TPV.

(6) Transaction and credit loss rate is calculated by dividing transaction and credit loss by TPV.

(7) Transaction margin is total revenue less transaction expense and transaction and credit loss, divided by total revenue.

Q 4 / F Y 2 0 2 0 R esu lts 14 PayPal Holdings, Inc. Non-GAAP Measures of Financial Performance To supplement the company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, non- GAAP effective tax rate, free cash flow, and adjusted free cash flow. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. For its internal budgeting process, and as discussed further below, the company’s management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges, certain other gains, losses, benefits, or charges that are not indicative of the company’s core operating results, and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company’s management also uses the foregoing non-GAAP measures in reviewing the financial results of the company. The company excludes the following items from non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP effective tax rate: Stock-based compensation expense and related employer payroll taxes. This consists of expenses for equity awards under our equity incentive plans. We exclude stock-based compensation expense from our non-GAAP measures primarily because they are non-cash expenses. The related employer payroll taxes are dependent on our stock price and the timing and size of exercises and vesting of equity awards, over which management has limited to no control, and as such management does not believe it correlates to the operation of our business. Amortization or impairment of acquired intangible assets, impairment of goodwill, and transaction expenses from the acquisition or disposal of a business. We incur amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses or transactional expenses from the acquisition or disposal of a business and therefore exclude these amounts from our non-GAAP measures. We exclude these items because management does not believe they are reflective of our ongoing operating results. Restructuring. These consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results. Gains and losses on strategic investments. We record gains and losses on our strategic investments related to our interest in companies over which we have limited control and visibility. We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing operating results. Certain other significant gains, losses, benefits, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, benefits, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly in the future. The company excludes these amounts from its non-GAAP results because management does not believe they are indicative of our current or ongoing operating results. Tax effect of non-GAAP adjustments. This adjustment is made to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. The company also uses free cash flow, a non-GAAP measure. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company’s business, make strategic acquisitions and investments, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period. In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including net revenues and operating expenses, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company’s operations and evaluating growth in net revenues and operating expenses on an FX-neutral basis provides an additional meaningful and comparable assessment of these measures to both management and investors. FX-neutral results are calculated by translating the current period’s local currency results with the prior period’s exchange rate. FX-neutral growth rates are calculated by comparing the current period’s FX-neutral results by the prior period’s results, excluding the impact from hedging activities. Q 4 / F Y 2 0 2 0 R esu lts 14

Q4/FY 2020 Results 15

PayPal Holdings, Inc.

Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
	(In millions, except percentages) (unaudited)			
GAAP net revenues	$ 6,116	$ 4,961	$ 21,454	$ 17,772
GAAP operating income	963	799	3,289	2,719
Stock-based compensation expense and related employer payroll taxes	395	297	1,472	1,104
Amortization of acquired intangible assets	108	51	450	211
Restructuring	35	—	109	78
Other[(1), (2)]	9	23	48	16
Acquisition related transaction expense	—	3	20	3
Total non-GAAP operating income adjustments	547	374	2,099	1,412
Non-GAAP operating income	$ 1,510	$ 1,173	$ 5,388	$ 4,131
GAAP operating margin	16 %	16 %	15 %	15 %
Non-GAAP operating margin	25 %	24 %	25 %	23 %

(1) Includes $9 million and $30 million of asset impairment charges for right-of-use lease assets and related leasehold improvements in conjunction with exiting certain leased properties for the three months and year ended December 31, 2020, respectively. Additionally, the year ended December 31, 2020 includes $22 million of expenses related to pre-acquisition contingencies of an acquired company identified outside of the measurement period and an adjustment of $4 million to an award for a legal proceeding based on the final settlement.

(2) Includes $23 million award for a legal proceeding for the three months and year ended December 31, 2019. Additionally, the year end December 31, 2019 includes $7 million of gain related to the sale of our U.S. consumer credit receivables portfolio executed during the year ended December 31, 2018.

Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS, and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
	(In millions, except per share data and percentages) (unaudited)			
GAAP income before income taxes	$ 1,859	$ 854	$ 5,065	$ 2,998
GAAP income tax expense	292	347	863	539
GAAP net income	1,567	507	4,202	2,459
Non-GAAP adjustments to net income:				
Non-GAAP operating income adjustments (see table above)	547	374	2,099	1,412
Net (gains) losses on strategic investments[(1)]	(941)	(38)	(1,914)	(208)
Other[(2)]	—	230	242	230
Tax effect of non-GAAP adjustments[(1)]	108	(85)	(24)	(371)
Non-GAAP net income	$ 1,281	$ 988	$ 4,605	$ 3,522
Diluted net income per share:				
GAAP	$ 1.32	$ 0.43	$ 3.54	$ 2.07
Non-GAAP	$ 1.08	$ 0.83	$ 3.88	$ 2.96
Shares used in GAAP diluted share calculation	1,191	1,187	1,187	1,188
Shares used in non-GAAP diluted share calculation	1,191	1,187	1,187	1,188
GAAP effective tax rate	16 %	41 %	17 %	18 %
Tax effect of non-GAAP adjustments to net income	(3)%	(24)%	(5)%	(2)%
Non-GAAP effective tax rate	13 %	17 %	12 %	16 %

(1) Reflects the impact of reclassification as described in our Form 8-K filed with the SEC on April 9, 2020.

(2) Includes tax expense related to intra-group transfer of intellectual property.

Q4/FY 2020 Results 16

PayPal Holdings, Inc.

Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow[1]

	Three Months Ended				Year Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	2020
	(In millions/unaudited)				
Net cash provided by operating activities	$ 1,347	1,314	1,772	1,421	$ 5,854
Less: Purchases of property and equipment	(226)	(241)	(193)	(206)	(866)
Free cash flow	1,121	1,073	1,579	1,215	4,988

	Three Months Ended				Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	2019
Net cash provided by operating activities	$ 922	1,253	980	916	$ 4,071
Less: Purchases of property and equipment	(174)	(173)	(139)	(218)	(704)
Free cash flow	748	1,080	841	698	$ 3,367

	Three Months Ended				Year Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	2018
Net cash provided by (used in) operating activities	1,185	4,616	28	(349)	$ 5,480
Less: Purchases of property and equipment	(224)	(223)	(198)	(178)	(823)
Free cash flow	961	4,393	(170)	(527)	4,657
Impact of held for sale accounting presentation related to our U.S. consumer credit receivables portfolio on cash flow from operating activities	—	(3,675)	907	1,260	(1,508)
Adjusted free cash flow	$ 961	$ 718	$ 737	$ 733	$ 3,149

[1] Beginning with the fourth quarter of 2020, we reclassified certain cash flows related to customer balances from cash flows from operating activities to cash flows from investing activities and cash flows from financing activities within the condensed consolidated statements of cash flows. See the section titled "Cash Flow Reclassification" for further details.

Q3 2020 Results 17

PayPal Holdings, Inc.

Cash Flow Reclassification[(1),(2)]

	Three Months Ended												Year Ended		
	December 31, 2020			September 30, 2020			June 30, 2020			March 31, 2020			2020		
(In Millions/Unaudited)	Pre	Adj.	Post	Pre	Adj.	Post	Pre	Adj.	Post	Pre	Adj.	Post	Pre	Adj.	Post
Cash provided by (used in):															
Operating activities[(3)]	$ 1,347	$ —	$ 1,347	$ 720	$ 594	$ 1,314	$ 2,383	$ (611)	$ 1,772	$ 1,504	$ (83)	$ 1,421	$ 5,854	$ —	$ 5,854
Investing activities[(4)]	(2,934)	—	(2,934)	(3,193)	(7)	(3,200)	(7,505)	(25)	(7,530)	(2,568)	14	(2,554)	(16,218)	—	(16,218)
Financing activities[(5)]	2,362	—	2,362	1,493	(587)	906	6,278	636	6,914	2,241	69	2,310	12,492	—	12,492
Effect of exchange rates on cash, cash equivalents, and restricted cash	143	—	143	98	—	98	106	—	106	(178)	—	(178)	169	—	169
Net change in cash, cash equivalents, and restricted cash	$ 918	$ —	$ 918	$ (882)	$ —	$ (882)	$ 1,262	$ —	$ 1,262	$ 999	$ —	$ 999	$ 2,297	$ —	$ 2,297

	Three Months Ended												Year Ended		
	December 31, 2019			September 30, 2019			June 30, 2019			March 31, 2019			2019		
	Pre	Adj.	Post	Pre	Adj.	Post	Pre	Adj.	Post	Pre	Adj.	Post	Pre	Adj.	Post
Cash provided by (used in):															
Operating activities[(3)]	$ 1,264	$ (342)	$ 922	$ 1,096	$ 157	$ 1,253	$ 1,174	$ (194)	$ 980	$ 1,027	$ (111)	$ 916	$ 4,561	$ (490)	$ 4,071
Investing activities[(4)]	(399)	66	(333)	623	4	627	(1,097)	(47)	(1,144)	(4,860)	(32)	(4,892)	(5,733)	(9)	(5,742)
Financing activities[(5)]	(149)	276	127	1,339	(161)	1,178	996	241	1,237	1,502	143	1,645	3,688	499	4,187
Effect of exchange rates on cash, cash equivalents, and restricted cash	43	—	43	(48)	—	(48)	(2)	—	(2)	1	—	1	(6)	—	(6)
Net change in cash, cash equivalents, and restricted cash	$ 759	$ —	$ 759	$ 3,010	$ —	$ 3,010	$ 1,071	$ —	$ 1,071	$ (2,330)	$ —	$ (2,330)	$ 2,510	$ —	$ 2,510

	Three Months Ended												Year Ended		
	December 31, 2018			September 30, 2018			June 30, 2018			March 31, 2018			2018		
	Pre	Adj.	Post	Pre	Adj.	Post	Pre	Adj.	Post	Pre	Adj.	Post	Pre	Adj.	Post
Cash provided by (used in):															
Operating activities[(3)]	$ 1,134	$ 51	$ 1,185	$ 4,670	$ (54)	$ 4,616	$ 28	$ —	$ 28	$ (349)	$ —	$ (349)	$ 5,483	$ (3)	$ 5,480
Investing activities[(4)]	123	(1)	122	154	(18)	136	558	—	558	5	—	5	840	(19)	821
Financing activities[(5)]	(1,769)	(50)	(1,819)	1,049	72	1,121	(1,335)	—	(1,335)	793	—	793	(1,262)	22	(1,240)
Effect of exchange rates on cash, cash equivalents, and restricted cash	(24)	—	(24)	(26)	—	(26)	(56)	—	(56)	(7)	—	(7)	(113)	—	(113)
Net change in cash, cash equivalents, and restricted cash	$ (536)	$ —	$ (536)	$ 5,847	$ —	$ 5,847	$ (805)	$ —	$ (805)	$ 442	$ —	$ 442	4,948	$ —	$ 4,948

[(1)] Beginning with the fourth quarter of 2020, we reclassified certain cash flows related to customer balances from cash flows from operating activities to cash flows from investing activities and cash flows from financing activities within the condensed consolidated statements of cash flows. The current period presentation classifies all changes in funds receivable and customer accounts and funds payable and amounts due to customers consistently on our condensed consolidated statement of cash flows as cash flows from investing activities and cash flows from financing activities, respectively, regardless of which product the cash flows relate to on our Payments Platform.

[(2)] "Pre" represents amounts as previously reported. "Adj." represents adjustments to conform with current period presentation. "Post" represents amounts reclassified to be consistent with the current period presentation.

[(3)] Financial statement line item impacted in operating activities was "Other assets and liabilities."

[(4)] Financial statement line item impacted in investing activities was "Funds receivable."

[(5)] Financial statement line item impacted in financing activities was "Funds payable and amounts due to customers."